EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

EXCHANGE ACT RULE 15d-14(a)

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Harry G. Kozee, Vice President—Finance, Principal Financial Officer, and Principal Accounting Officer of IKON Receivables Funding, LLC, the senior officer in charge of securitization of the depositor/the senior officer in charge of the servicing function of the servicer, certify that:

1. I have reviewed this annual report on Form 10-K/A of IKON Receivables Funding, LLC; and all reports containing distribution information filed in respect of periods included in the year covered by this annual report;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3. Based on my knowledge, the financial information required to be provided to the trustee by the servicer under the governing documents of the issuer is included in these reports; and

4. Except as disclosed in the report, the servicer has fulfilled its servicing obligations and minimum servicing standards.

Date: February 6, 2004

/s/ HARRY G. KOZEE

Harry G. Kozee
Vice President – Finance, Principal Financial
Officer, and Principal Accounting Officer